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Cushman & Wakefield, Inc.                    [CUSHMAN & WAKEFIELD LOGO]
51 West 52nd Street
New York, NY 10019-6178
(212) 841-7500

                         CONSENT OF CONSULTANT
                         ---------------------


We consent to the inclusion of any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of the Prospectus Supplement relating to Morgan Stanley Mortgage Capital I Inc., Commercial Pass-Through Certificates, Series 1997-LL1, (which we understand is a type of "Securitization" defined as an offering of debt securities that, as applicable, are registered with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") or are privately placed pursuant to an exemption from the Act, in which the property appraised is part of a pool of properties owned by various non-affiliated owners collateralizing such offering) of our appraisal with respect to the property listed on the attached annex, and we consent to the reference to our firm under the caption
"Experts" in such Prospectus Supplement.


                                        CUSHMAN & WAKEFIELD, INC.

                                        By:  /s/  T. W. W.
                                           -------------------------------

                                        Signed on          9/17/97
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Cushman & Wakefield, Inc.



                                   ANNEX
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1.     605 Third Avenue